Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of the Federal Home Loan Bank of Dallas (the “Bank”) for the period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sanjay Bhasin, as President and Chief Executive Officer of the Bank, and Tom Lewis, as Executive Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Sanjay Bhasin	/s/ Tom Lewis
Sanjay Bhasin President and Chief Executive Officer	Tom Lewis Executive Vice President and Chief Financial Officer
August 12, 2026	August 12, 2026
A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.